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                                                                 EXHIBIT (99)
              FIRST UNION CORPORATION OF VIRGINIA AND SUBSIDIARIES
                        SUMMARIZED FINANCIAL INFORMATION
     In connection with the merger of Dominion Bankshares Corporation into First
Union Corporation of Virginia ("FUNC-VA"), a wholly-owned subsidiary of First
Union Corporation (the "Corporation"), on March 1, 1993, FUNC-VA assumed, and subsequently the Corporation guaranteed, FUNC-VA's publicly held 9 5/8%
Subordinated Capital Notes Due 1999. Set forth below is summarized consolidated financial information for FUNC-VA and subsidiaries for the periods indicated.
CONSOLIDATED STATEMENTS OF INCOME DATA
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                                                                                                    THREE            NINE
                                                                                                   MONTHS           MONTHS
                                                                                                    ENDED            ENDED
                                                                                                SEPTEMBER 30,    SEPTEMBER 30,
(IN THOUSANDS)                                                                                      1994             1994
Net interest income..........................................................................     $ 128,041         371,961
Income before income taxes...................................................................        68,232         145,623
Net income...................................................................................     $  43,737          94,504
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CONSOLIDATED BALANCE SHEET DATA
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                                                                                                                 SEPTEMBER 30,
(IN THOUSANDS)                                                                                                       1994
Assets........................................................................................................    $ 12,528,908
Securities available for sale.................................................................................       2,622,567
Investment securities.........................................................................................         295,040
Loans, net of unearned income.................................................................................       7,349,668
Stockholder's equity..........................................................................................    $  1,218,013
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